EX-99.16.b.

Certificate of the Secretary of
Dimensional Investment Group Inc.
The DFA Investment Trust Company

The undersigned, Ryan P. Buechner, hereby certifies that the following resolutions are the true and correct resolutions adopted by the Boards of Directors/Trustees of Dimensional Investment Group Inc. and The DFA Investment Trust Company (the “Trusts”) on June 23, 2021, appointing and authorizing David G. Booth and certain designated officers of the Trusts to act as attorney-in-fact and agent, in all capacities, to execute on their behalves and to file any of the documents referred to below and that such resolutions remains in effect on the date hereof:

FURTHER RESOLVED, that the Power of Attorney, substantially in the form of the Power of Attorney presented at this Meeting, appointing David G. Booth, Catherine L. Newell, Valerie A. Brown, Jeff J. Jeon, Gerard K. O’Reilly, David P. Butler, Carolyn L. O, Lisa M. Dallmer, Bernard J. Grzelak, Jan Miller, Eric Hall, Ryan P. Buechner, and James J. Taylor as attorneys-in-fact for the purpose of filing documents with the SEC for DIG for the Information Statement, by execution of such document and on behalf of each Trustee and certain designated officers of DIG, is hereby approved, and the attorneys-in-fact listed in such Power of Attorney are hereby authorized to act in accordance with such Power of Attorney for the purposes described in the Power of Attorney, and the execution of such Power of Attorney by each Trustee and designated officers of DIG is hereby authorized and approved.

RESOLVED, that the revised Powers of Attorney, substantially in the forms presented at this Meeting, appointing David G. Booth, Catherine L. Newell, Valerie A. Brown, Jeff J. Jeon, Gerard K. O’Reilly, David P. Butler, Carolyn L. O, Lisa M. Dallmer, Bernard J. Grzelak, Jan Miller, Eric Hall, Ryan P. Buechner, and James J. Taylor as attorneys-in-fact for the purpose of filing documents with the SEC for the Dimensional Funds, by execution of such documents on behalf of each Director/Trustee and certain designated officers of the Dimensional Funds, are hereby approved, and the attorneys-in-fact listed in such Powers of Attorney are hereby authorized to act in accordance with such Powers of Attorney for the purposes described in the Powers of Attorney, and the execution of such Powers of Attorney by each Director/Trustee and designated officer is hereby authorized and approved.

IN WITNESS WHEREOF, the undersigned has signed this Certificate as of July 20, 2021.

Dimensional Investment Group Inc. The DFA Investment Trust Company

By: /s/ Ryan P. Buechner
Name: Ryan P. Buechner
Title: Assistant Secretary